FOR IMMEDIATE RELEASE	CONTACT: Michael L. Middleton
Chief Executive Officer
888.745.2265

TRI-COUNTY FINANCIAL CORPORATION

ANNOUNCES RESULTS OF OPERATIONS FOR THIRD QUARTER

Waldorf, Maryland, October 24, 2012 – Tri-County Financial Corporation (OTCBB: TCFC) (the “Company”), the holding company for Community Bank of Tri-County (the “Bank”), reported consolidated net income available to common shareholders for the three months ended September 30, 2012 of $1,422,941, or $0.47 per common share (diluted), compared to $1,008,547, or $0.33 per common share (diluted), for the three months ended September 30, 2011. The increase was primarily attributable to increased net interest income and noninterest income partially offset by an increase in the provision for loan losses and noninterest expense.

“Since 2005, our earnings per share has been higher in only one other quarter. At $0.47 per common share, this is the best quarter Tri-County Financial Corporation has had since the third quarter of 2007 before the financial crisis,” stated Michael Middleton, Chairman and CEO. “Our current year focus of improving financial performance is working. The investment made in our community in the aftermath of the financial crisis has positioned us to return long-term shareholder value.”

Consolidated net income available to common shareholders for the nine months ended September 30, 2012 increased $1,322,971, or 64.65%, to $3,369,346, or $1.10 per common share (diluted), compared to $2,046,375, or $0.67 per common share (diluted), for the nine months ended September 30, 2011. The year-to-date increase in earnings per share was primarily attributable to an increase in net interest income and noninterest income and a decrease in the provision for loan losses partially offset by increased noninterest expense as a result of the Bank’s increased average asset size and one-time conversion costs for a change of the Bank’s data processing system in the first six months of the year.

“Net interest income of $21.8 million is up $1.7 million or 8.30% from a year ago due primarily to increased loan average balances and reduced funding costs,” stated William Pasenelli, President and CFO. The Company’s year and quarter to date average retail deposit costs were 1.06% and 0.94%, respectively. The positive trend in net interest income should continue in the fourth quarter. Retail deposit costs have fallen 31 basis points from 1.19% at December 31, 2011 to 0.88% at September 30, 2012.”

Operations – Nine Months Ended September 30, 2012 compared to 2011

The increase in net income available to common shareholders of $1,322,971 to $3,369,346 for the nine months ended September 30, 2012 compared to the same period in 2011 was attributable to increases in net interest income due to larger average loan portfolio balances and a lower cost of funds, a lower provision for loan losses, an increase in noninterest income and a decrease in preferred stock dividends. These positive impacts to income available to common shareholders were partially offset by increases in noninterest expense and income tax expense.

Interest and dividend income increased by $226,853 to $30,097,582 for the nine months ended September 30, 2012 compared to $29,870,729 for the nine months ended September 30, 2011. The increase was attributable to growth of $76.3 million in the average balance of interest-earning assets from $820.5 million for the nine months ended September 30, 2011 to $896.8 million for the nine months ended September 30, 2012. The positive impact of interest-earning asset growth was partially offset by a reduction in the average yield on interest-earning assets from 4.85% for the nine months ended September 30, 2011 to 4.47% for the nine months ended September 30, 2012.

Interest expense decreased $1,441,171 to $8,328,075 for the nine months ended September 30, 2012 compared to $9,769,246 for the nine months ended September 30, 2011 due to a reduction in the average cost of funds on interest-bearing liabilities from 1.75% for the nine months ended September 30, 2011 to 1.38% for the nine months ended September 30, 2012. This was achieved by a decrease in the average rates paid on certificates of deposits and money market accounts, which declined from 1.96% and 1.01%, respectively, for the nine months ended September 30, 2011 to 1.64% and 0.60%, respectively, for the nine months ended September 30, 2012. The decline in the average cost of funds was partially offset by higher average deposit portfolio balances. Average customer deposits increased $59.8 million from $669.6 million for the nine months ended September 30, 2011 to $729.4 million for the nine months ended September 30, 2012. The Company has been successful in increasing its core deposits and reducing the cost of funds in the low interest rate environment over the last several years and has limited the effect of the lower interest rate environment on loan rates through pricing and interest rate floors.

The Company’s provision for loan losses decreased $2,017,765 from the comparable period in 2011 to $1,523,580 for the nine months ended September 30, 2012 and reflected a decrease in the allowance for specific nonperforming loans based on management’s estimate of realizable value. Net charge-offs decreased $2,460,667 from $3,956,866 for the nine months ended September 30, 2011 to $1,122,128 for the nine months ended September 30, 2012.

Noninterest income totaled $3,045,322 for the nine months ended September 30, 2012 compared to $2,749,282 for the nine months ended September 30, 2011. The increase of $296,040 was principally due to the growth of service charges and loan fees of $116,170 to $2,194,220 and an increase in gains on loans held for sale of $338,438. This increase was partially offset by net losses on the sale of foreclosed real estate of $96,917 recognized during the nine months ended September 30, 2012 compared to $38,218 in recognized gains for the comparable period in 2011.

Noninterest expense increased $2,549,973 to $17,861,889 for the nine months ended September 30, 2012 from the comparable period in 2011. The increase was primarily due to growth in employee compensation of $1,504,094, increased data processing and professional fees of $343,824, increased FDIC insurance costs of $357,207 and increased depreciation of $177,159. Data processing and professional fees increased from the comparable period in 2011 due mostly to conversion related costs for a change of the Bank’s data processing system. Employee compensation, data processing, professional fees and FDIC insurance increased to support the growth of the Bank and greater regulatory compliance costs for both existing regulation and the initial impact of the Dodd-Frank Act.

The Company’s preferred stock dividends decreased $471,377 to $150,000 for the nine months ended September 30, 2012 from $621,377 for the nine months ended September 30, 2011. The decrease was due to the Company’s participation in the Small Business Lending Fund (the “SBLF”) and payoff of Troubled Assets Relief Program Capital Purchase Program (“TARP”) during the third quarter of 2011. If the Company maintains its 1% dividend for 2012, the annual preferred SBLF dividend will decrease to $200,000 compared to a previous annualized cost of $846,930 for TARP participation.

Operations – Three Months Ended September 30, 2012 compared to 2011

The increase in net income available to common shareholders of $414,394 to $1,422,941 for the three months ended September 30, 2012 compared to the same period in 2011 was attributable to increases in net interest income due to a lower cost of funds, an increase in noninterest income and a decrease in preferred stock dividends. These positive impacts were partially offset by increases in the provision for loan losses, noninterest expense and income tax expense.

Net interest income increased $591,600 to $7,347,607 for the three months ended September 30, 2012 compared to $6,756,007 for the three months ended September 30, 2011 as the Bank’s cost of funds decreased at a greater rate than the decrease in loan yields.

Interest and dividend income decreased by $247,851 to $9,886,656 for the three months ended September 30, 2012 compared to $10,134,507 for the three months ended September 30, 2011. The decrease in interest and dividend income was attributable to a reduction in the average yield on interest-earning assets from 4.81% for the three months ended September 30, 2011 to 4.41% for the three months ended September 30, 2012. The decrease in yields was partially offset by growth of $53.4 million to the average balance of interest-earning assets from $842.9 million for the three months ended September 30, 2011 to $896.3 million for the three months ended September 30, 2012.

Interest expense decreased $839,451 to $2,539,049 for the three months ended September 30, 2012 compared to $3,378,500 for the three months ended September 30, 2011 due to a reduction in the average cost of funds on interest-bearing liabilities from 1.74% for the three months ended September 30, 2011 to 1.26% for the three months ended September 30, 2012. This was achieved by a decrease in the average rates paid on certificates of deposits and money market accounts, which declined from 1.96% and 1.02%, respectively, for the three months ended September 30, 2011 to 1.56% and 0.46%, respectively, for the three months ended September 30, 2012. The decline in the average cost of funds was partially offset by higher average deposit balances. Average customer deposits increased $29.1 million from $703.0 million for the three months ended September 30, 2011 to $732.1 million for the three months ended September 30, 2012. The Company has been successful in increasing its core deposits and reducing the cost of funds in the low interest rate environment over the last several years and has limited the effect of the lower interest rate environment on loan rates through pricing and interest rate floors.

The provision for loan losses increased $101,421 from the comparable period in 2011 to $746,075 for the three months ended September 30, 2012. The increase was primarily due to increases in the allowance for specific nonperforming loans based on management’s estimate of realizable value. Net charge-offs decreased $374,071 from $488,583 for the three months ended September 30, 2011 to $114,512 for the three months ended September 30, 2012.

Noninterest income increased $276,084 to $1,302,437 for the three months ended September 30, 2012 compared to $1,026,356 for the three months ended September 30, 2011. The increase was principally due to an increase in gains on loans held for sale of $283,255 from $53,129 for the three months ended September 30, 2011 to $336,384 for the three months ended September 30, 2012.

Noninterest expense increased $323,390 to $5,600,784 for the three months ended September 30, 2012 from the comparable period in 2011. The third quarter increase was primarily due to growth in employee compensation of $440,882, increased depreciation expense of $82,062 and FDIC insurance costs of $122,346. Employee compensation, data processing and FDIC insurance increased to support the growth of the Bank and greater regulatory compliance costs for both existing regulation and the initial impact of the Dodd-Frank Act. Increases were partially offset by a decrease in the valuation allowance on foreclosed real estate (“OREO”) of $311,650.

The Company’s preferred stock dividends decreased $147,912 to $50,000 for the three months ended September 30, 2012 from $197,912 for the three months ended September 30, 2011. The decrease was due to the Company’s participation in the SBLF and payoff of TARP during the third quarter of 2011.

Financial Condition at September 30, 2012 compared to December 31, 2011

Total assets at September 30, 2012 remained relatively flat at $981,913,977 compared to $983,479,723 at December 31, 2011.

Gross loan growth of $22,477,404 from $718,540,175 at December 31, 2011 to $741,017,579 at September 30, 2012 was due to net new loans of $35,877,885 in commercial real estate and $12,282,207 in residential mortgages partially offset by decreases of $15,910,568 in commercial loans, $5,105,659 in construction and land development loans, $2,514,641 in commercial equipment loans and a net decrease in other loan categories of $2,151,820.

The Bank had 46 nonperforming loans (90 days or greater delinquent) totaling $13,074,034 at September 30, 2012 compared to 35 nonperforming loans totaling $9,510,617 at December 31, 2011. The net increase of $3,563,417 was due principally to increased delinquency in commercial loans of $3,602,303 partially offset by a net decrease to other loan categories of $38,886. Nonperforming commercial loans totaled $5,866,219 at September 30, 2012 of which $5,638,542 or 96% are attributed to three well secured customer relationships. Total nonperforming loans as a percentage of total loans increased 44 basis points from 1.32% at December 31, 2012 to 1.76% at September 30, 2012. The Company’s allowance for loan losses increased from 1.07% of loans at December 31, 2011 to 1.09% of loans at September 30, 2012 due to an increase in average loan balances and adjustments to the general allowance factors to reflect changes in historical loss and delinquency rates and general economic conditions.

The Bank categorized ten performing loans totaling $8,436,812 as nonaccrual loans at September 30, 2012. These ten loans represent two well secured commercial relationships with no specific reserves in the allowance due to the Bank's superior credit position with underlying collateral. It is management’s belief that there is no current risk of loss to the Bank for these relationships. These loans were classified as nonaccrual loans due to the customers operating results. There were no performing nonaccrual loans at December 31, 2011.

The OREO balance was $6,095,233 at September 30, 2012 an increase of $1,066,720 compared to December 31, 2011, consisting of additions of $2,165,375 offset by valuation allowances of $657,226 to adjust properties to current appraised values and disposals of $441,429. OREO carrying amounts reflect management’s estimate of the realizable value of these properties incorporating current appraised values, local real estate market conditions and related costs.

Total deposits decreased by 0.52%, or $4,265,600, to $822,987,601 at September 30, 2012 compared to $827,253,201 at December 31, 2011. Transaction accounts continued to increase as a percentage of total deposits during the third quarter and have increased from 44.94% at December 31, 2011 to 48.58% at September 30, 2012.

“Increasing deposit market share while increasing core transaction deposit relationships in the Tri-County market areas of Charles, Calvert and St. Mary’s counties contributed significantly to reducing our funding costs. According to the most recent FDIC Annual Summary of Deposit Survey, we moved up to the number one deposit holder in the Tri-County area. We have steadily increased our market share from 11.18% at June 2006 to 20.00% at June 2012, an increase of 8.82 percentage points,” said James DiMisa, Community Bank of Tri-County, EVP and Chief Operating Officer. “With average per branch deposit holdings over $80 million in the Tri-County area, we are well positioned to capitalize on earnings opportunities for our Company’s shareholders.”

During the nine months ended September 30, 2012, stockholders’ equity increased $2,294,919 to $77,749,017. The increase in stockholders’ equity was due to net income of $3,519,346, net stock related activities of $70,602 and adjustments to other comprehensive income of $76,542 partially offset by payments of common stock dividends of $1,216,570 and preferred stock dividends of $155,001. Common stockholders' equity of $57,749,017 at September 30, 2012, resulted in a book value of $18.99 per common share. The Company remains well-capitalized at September 30, 2012 with a Tier 1 capital to average asset ratio of 9.25%.

About Tri-County Financial Corporation - The Company is the bank holding company for Community Bank of Tri-County, which conducts business through its main office in Waldorf, Maryland, and ten branch offices in Waldorf, Bryans Road, Dunkirk, Leonardtown, La Plata, Charlotte Hall, Prince Frederick, Lusby, California, Maryland; and Dahlgren, Virginia.

Forward-looking Statements - This news release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements can generally be identified by the fact that they do not relate strictly to historical or current facts. They often include words like “believe,” “expect,” “anticipate,” “estimate” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.” Statements in this release that are not strictly historical are forward-looking and are based upon current expectations that may differ materially from actual results. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the statements made herein. These risks and uncertainties involve general economic trends, changes in interest rates, loss of deposits and loan demand to other financial institutions, substantial changes in financial markets; changes in real estate value and the real estate market, regulatory changes, possibility of unforeseen events affecting the industry generally, the uncertainties associated with newly developed or acquired operations, the outcome of pending litigation, and market disruptions and other effects of terrorist activities. The Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unforeseen events, except as required under the rules and regulations of the Securities and Exchange Commission.

Data is unaudited and as of September 30, 2012. This selected information should be read in conjunction with the financial statements and notes included in the Company's Annual Report to Shareholders for the year ended December 31, 2011.

TRI-COUNTY FINANCIAL CORPORATION

	Nine Months Ended
	September 30, 2012	September 30, 2011	$ Variance	% Variance
Operations Data:	(Unaudited)
Interest and dividend income	$30,097,582	$29,870,729	$226,853	0.76%
Interest expense	8,328,075	9,769,246	(1,441,171)	(14.75%)
Net interest income	21,769,507	20,101,483	1,668,024	8.30%
Provision for loan losses	1,523,580	3,541,345	(2,017,765)	(56.98%)
Noninterest income	3,045,322	2,749,282	296,040	10.77%
Noninterest expense	17,861,889	15,311,916	2,549,973	16.65%
Income tax expense	1,910,014	1,329,752	580,262	43.64%
Net income	3,519,346	2,667,752	851,594	31.92%
Net income available to common shareholders	$3,369,346	$2,046,375	1,322,971	64.65%
Return on average assets	0.49%	0.40%
Return on average common equity	7.84%	4.90%
Interest rate spread	3.10%	3.11%
Net interest margin	3.24%	3.27%
Share Data:
Basic net income per common share	$1.11	$0.68
Diluted net income per common share	$1.10	$0.67
Weighted average common shares outstanding:
Basic	3,042,645	3,016,493
Diluted	3,055,671	3,054,849

TRI-COUNTY FINANCIAL CORPORATION

	Three Months Ended
	September 30, 2012	September 30, 2011	$ Variance	% Variance
Operations Data:	(Unaudited)
Interest and dividend income	$9,886,656	$10,134,507	$(247,851)	(2.45)%
Interest expense	2,539,049	3,378,500	(839,451)	(24.85)%
Net interest income	7,347,607	6,756,007	591,600	8.76%
Provision for loan losses	746,075	644,654	101,421	15.73%
Noninterest income	1,302,437	1,026,356	276,081	26.90%
Noninterest expense	5,600,784	5,277,394	323,390	6.13%
Income tax expense	830,244	653,856	176,388	26.98%
Net income	1,472,941	1,206,459	266,482	22.09%
Net income available to common shareholders	$1,422,941	$1,008,547	414,394	41.09%
Return on average assets	0.61%	0.52%
Return on common average equity	9.85%	7.22%
Interest rate spread	3.15%	3.07%
Net interest margin	3.28%	3.21%
Share Data:
Basic net income per common share	$0.47	$0.33
Diluted net income per common share	$0.47	$0.33
Weighted average common shares outstanding:
Basic	3,044,556	3,015,275
Diluted	3,053,249	3,052,968

TRI-COUNTY FINANCIAL CORPORATION

	As of September 30, 2012	As of December 31, 2011	$ Variance	% Variance
Financial Condition Data:	(Unaudited)
Total assets	$981,913,977	$983,479,723	$(1,565,746)	(0.16)%
Cash, federal funds sold and interest-bearing deposits	26,194,995	19,118,189	7,076,806	37.02%
Securities	161,623,866	195,344,451	(33,720,585)	(17.26)%
Loans receivable, net	732,009,028	710,088,775	21,920,253	3.09%
Premises and equipment	19,848,616	16,440,902	3,407,714	20.73%
Foreclosed real estate (OREO)	6,095,233	5,028,513	1,066,720	21.21%
Total liabilities	904,164,960	908,025,625	(3,860,665)	(0.43)%
Total deposits	822,987,601	827,253,201	(4,265,600)	(0.52)%
Short-term borrowings	-	-	-	n/a
Long-term debt	60,539,741	60,576,595	(36,854)	(0.06)%
Junior subordinated debentures	12,000,000	12,000,000	-	0.00%
Small Business Lending Fund (SBLF) preferred stock	20,000,000	20,000,000	-	0.00%
Common equity	57,749,017	55,454,098	2,294,919	4.14%
Total stockholders’ equity	$77,749,017	$75,454,098	$2,294,919	3.04%
Book value per common share	$18.99	$18.32
Common shares outstanding	3,040,918	3,026,557
Tier 1 capital to average assets	9.25%	9.17%
Total capital to risk-weighted assets	12.79%	12.69%
Nonperforming loans (NPLs)	$13,074,034	$9,510,617	$3,563,417	37.47%
Nonperforming assets (NPLs + OREO)	19,169,267	14,539,130	4,630,137	31.85%
Troubled debt restructures (TDRs)	2,965,655	11,913,041	(8,947,386)	(75.11)%
Allowance for loan losses to total loans	1.09%	1.07%
Past due loans (PDLs) to total loans (31 to 89 days)	0.82%	0.76%
Nonperforming loans (NPLs) to total loans (>=90 days)	1.76%	1.32%
Total loan delinquency (PDLs + NPLs) to total loans	2.58%	2.09%
Allowance for loan losses to nonperforming loans	61.93%	80.49%
Nonperforming assets (NPLs +OREO) to total assets	1.95%	1.48%
Nonperforming assets to gross loans + OREO	2.57%	2.01%
Nonperforming assets + TDRs to total assets (a)	2.18%	2.61%